UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

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☑	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CREATIVE REALITIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CREATIVE REALITIES, INC.

13100 Magisterial Drive, Suite 100

Louisville, KY 40223

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD AUGUST 7, 2018

TO THE SHAREHOLDERS OF CREATIVE REALITIES, INC.:

Please take notice that a special meeting of shareholders of Creative Realities, Inc. will be held, pursuant to due call by the Board of Directors, on Tuesday, August 7, 2018, at 9:00 a.m., Eastern Standard Time, at 13100 Magisterial Drive, Suite 100, Louisville, Kentucky 40223, or at any adjournment or adjournments thereof, for the purpose of considering and taking appropriate action with respect to the following:

1.	The amendment of our Articles of Incorporation, as amended, to effect a stock combination (reverse split) of the Company’s issued and outstanding common stock on a basis of up to 1-for-40 (as may ultimately be determined by the Board of Directors), and without change to the total number of authorized shares of capital stock of the Company;

2.	The adoption of an amendment to our 2014 Stock Incentive Plan to increase the reserve of shares authorized for issuance thereunder.

Pursuant to due action of the Board of Directors, shareholders of record on [●], 2018 will be entitled to vote at the meeting or any adjournments thereof.

The proxy statement for the special meeting, which is included with this Notice, is also available to you on the Internet. We encourage you to review all of the important information contained in the proxy materials before voting. To view the proxy statement on the Internet, visit www.creativerealities.com.

By order of the Board of Directors:

/s/ Rick Mills
Chief Executive Officer and Director

Approximate date of mailing of proxy materials:

[●], 2018

Important Notice Regarding the Availability of Proxy Materials for the special meeting to be held on August 7, 2018: The proxy statement for the special meeting is available at [●].

Exhibits:

Exhibit A – Proposed Amendment to Articles of Incorporation

Exhibit B – Marked copy of 2014 Stock Incentive Plan (to show proposed amendment)

Important Note: A proxy card for voting at the special meeting is also enclosed with this proxy statement. Your vote is important. Please timely complete, execute and mail the enclosed proxy card and certification.

PROXY STATEMENT

OF

CREATIVE REALITIES, INC.

For a Special Meeting of Shareholders

to be held on August 7, 2018

This proxy statement is being furnished by Creative Realities, Inc., a Minnesota corporation, in connection with the solicitation by the Company of proxies for the purposes described in this proxy statement at a special meeting of shareholders to be held on Tuesday, August 7, 2018, and at any and all adjournments or postponements thereof. This proxy statement and the accompanying proxy card are expected to be mailed to Company shareholders on or about [●], 2018. Throughout this proxy statement, the terms “the Company,” “Creative Realities,” “we,” “our,” and “us” refer to Creative Realities, Inc.

The special meeting will be held at the offices of the Company located at 13100 Magisterial Drive, Suite 100, Louisville, Kentucky 40223 on Tuesday, August 7, 2018, at 9:00 a.m. Eastern Standard Time. The Board of Directors has fixed the close of business on [●], 2018 as the record date for determining shareholders entitled to notice of and to vote at the special meeting.

Purpose of the Special Meeting

The Board of Directors has called a special meeting in conformity with Minnesota Statutes, Section 302A.433, and the requirements of the Company’s amended and restated corporate bylaws. The purpose of the special meeting is to consider and vote on whether to:

1.	amend the Articles of Incorporation of the Company, as amended, to effect a stock combination (reverse stock split) of the Company’s outstanding common stock on up to a 1-for-40 basis (as ultimately determined by the Board of Directors), and without change to the total number of authorized shares of capital stock of the Company (the “Reverse Stock Split”); and

2.	amend the Company’s 2014 Stock Incentive Plan to increase the reserve of shares authorized for issuance thereunder.

In accordance with Minnesota law and the Company’s bylaws, no other matters may be brought before the special meeting.

Questions and Answers

Why am I receiving this proxy statement?

This proxy statement contains information relating to the solicitation of proxies for use at our special meeting to be held at 9:00 a.m., Eastern Standard Time, on Tuesday, August 7, 2018, at our offices located at 13100 Magisterial Drive, Suite 100, Louisville, Kentucky 40223, for the purpose stated in the Notice of Special Meeting of Shareholders. We, the Company, are making this solicitation.

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Why is the Company holding this special meeting?

We are holding this special meeting to vote on an amendment to our Articles of Incorporation to effect the Reverse Stock Split, and to vote on an amendment to our 2014 Stock Incentive Plan to increase the number of shares of common stock reserved for issuance thereunder. The text of the proposed amendment to our Articles of Incorporation is set forth in Exhibit A attached to this proxy statement, and the text of the 2014 Stock Incentive Plan, marked to show the changes proposed as a result of the amendment proposal, is set forth in Exhibit B attached to this proxy statement.

Who is entitled to vote at the special meeting?

Only holders of record of our common stock and our voting preferred stock at the close of business on [●], 2018, the record date for the special meeting, are entitled to receive notice of and to vote at the special meeting or any adjournment or postponement of the special meeting.

What are the voting rights of shareholders?

Each share of common stock outstanding on the record date entitles its holder to cast one vote on the matter to be voted upon. Each share of our voting preferred stock outstanding on the record date entitles its holder to cast that number of votes equal to the number of shares of common stock into which the preferred stock is convertible as of the record date.

Who can attend the special meeting?

Only holders of our common stock and voting preferred stock at the close of business on [●], 2018, the record date for the special meeting, or their duly appointed proxies, are authorized to attend the special meeting. Cameras, recording devices, and other electronic devices will not be permitted at the special meeting. If you hold your shares in “street name” (that is, through a bank, broker or other nominee), you will need to bring either a copy of the brokerage statement reflecting your stock ownership as of the record date or a legal proxy from your bank or broker.

What will constitute a quorum at the special meeting?

The presence at the special meeting, in person or by proxy, of a majority of the voting power of the shares of common stock and voting preferred stock outstanding at the close of business on [●], 2018 will constitute a quorum permitting our shareholders to conduct business at the special meeting. We will include abstentions in the number of shares of common stock present at the special meeting for purposes of determining a quorum. As of the record date, there were [●] shares of common stock outstanding, and [●] shares of voting preferred stock outstanding (entitling the preferred stock holders to voting power equivalent to an aggregate of [●] shares of common stock).

How do I vote my shares of common stock that are held by my bank, broker or other nominee?

If you hold any or all of your shares of common stock through a bank, broker or other nominee, you should follow the voting instructions provided to you by the bank, broker or nominee. Specific voting procedures relating to your shares of common stock held through a bank, broker or other nominee will depend on their particular voting arrangements and procedures.

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How do I vote?

If you are a holder of record of our common stock or voting preferred stock, then you or your duly authorized agent may vote by completing and returning the accompanying proxy card, or you may attend the special meeting and vote in person.

May I change my vote after I return my proxy card?

Yes. You may revoke a previously granted proxy at any time before it is exercised by submitting to our Chief Financial Officer, Mr. Will Logan, at 13100 Magisterial Drive, Suite 100, Louisville, Kentucky 40223, a notice of revocation or a duly executed proxy (bearing a later date) on or prior to August [●], 2018. You may also revoke a previously granted proxy by attending the special meeting and voting in person.

How are votes counted?

If the accompanying proxy card is properly signed and returned to us, and not revoked, it will be voted AS DIRECTED BY YOU. If you return a proxy card but do not indicate how your shares are to be voted, your proxy card will be voted FOR both proposals at the special meeting.

How does the Board of Directors recommend that shareholders vote on the proposed amendment?

Our Board of Directors recommends a vote “FOR” each of the proposals. The factors considered by the board in reaching this determination are described below in the description of each proposal under the caption “Recommendation by the Board of Directors.”

Why is the Company seeking approval of the proposed amendment?

Minnesota Statutes, Section 302A.402, subdivision 2, requires an amendment to the Articles of Incorporation to be approved by shareholders in order to effect a share combination (reverse stock split) if the percentage of authorized shares remaining unissued after the combination will exceed the percentage of authorized shares unissued prior to the combination. In the case of the proposed Reverse Stock Split, the percentage of authorized shares remaining unissued after the Reverse Stock Split, if approved, will exceed the percentage of authorized shares unissued prior to the Reverse Stock Split. Accordingly, we are seeking shareholder approval for the Reverse Stock Split.

What if the proposed amendment is not approved?

If the first proposal is not approved, then the Reverse Stock Split will not be consummated as described in this proxy statement. If the second proposal is not approved, then the number of shares of common stock reserved for issuance under the 2014 Stock Incentive Plan will not be increased.

What are the potential dilutive effects of the Reverse Stock Split?

As a result of the Reverse Stock Split, we will have more authorized shares available for issuance than we currently have. Therefore, a risk exists that current shareholder value may be further diluted after the Reverse Stock Split by our issuance of additional shares of common stock. For example, the current net tangible book value per share would be diluted if additional shares of common stock are issued without a simultaneous increase in the net book value of our assets. Nevertheless, the Reverse Stock Split is not being proposed in response to any known effort to accumulate our common stock or obtain control of the Company, nor is it part of any plan, understanding, agreement or commitment by us to issue additional shares. We may, however, issue additional shares in the future to our officers and directors as compensation, and we may issue additional shares to consultants in order to conserve our cash resources.

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Who pays the costs of soliciting proxies?

We will pay the costs of soliciting proxies. Presently, we do not anticipate that we will solicit proxies by any means other than mail. We expect that banks, brokers, fiduciaries, custodians and nominees will forward proxy soliciting materials to their principals, and that we will reimburse such persons’ out-of-pocket expenses.

How can I determine the results of the voting at the special meeting?

Preliminary voting results will be announced at the special meeting, if available. Preliminary results, if necessary, and final results will be reported on a Form 8-K filed with the SEC within four days of the date of the meeting.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, then your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Are proxy materials available on the Internet?

To view this proxy statement on the Internet, please follow the instructions for Internet voting on the accompanying proxy card or visit [●].

Are there dissenters’ or appraisal rights?

No. None of the proposals to be considered and voted upon at the special meeting entitle our holders of common stock to any dissenters’ or appraisal rights.

Whom should I contact if I have any questions?

If you have any questions about the special meeting, the proxy materials or your ownership of our common stock, please contact Will Logan, our Chief Financial Officer, at (502) 791-8800.

Voting at the Special Meeting

At the special meeting, our shareholders will be asked to approve a proposed amendment to our Articles of Incorporation, as amended, that would effect a stock combination (reverse stock split) on a basis to ultimately be determined by our Board of Directors, but on no more than 1-for-40 basis. For our shareholders to approve this proposed amendment, Minnesota law requires the affirmative vote of the holders of the greater of: (i) a majority of the voting power of the shares present and entitled to vote, or (ii) a majority of the voting power of the minimum number of the shares entitled to vote that would constitute a quorum for the transaction of business at the meeting.

If, but only if, the required vote is obtained at the special meeting, then our Articles of Incorporation, as amended, will be amended by a filing made with the Minnesota Secretary of State. That filing will indicate the final ratio or basis upon which the Reverse Stock Split will be effected.

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At the meeting, our shareholders will be asked to approve a proposed amendment to our 2014 Stock Incentive Plan that would increase the total number of shares of our common stock reserved for issuance under that plan. For our shareholders to approve this proposal, Minnesota law requires the affirmative vote of the holders of the greater of: (i) a majority of the voting power of the shares present and entitled to vote, or (ii) a majority of the voting power of the minimum number of the shares entitled to vote that would constitute a quorum for the transaction of business at the meeting.

If, but only if, the required vote is obtained at the special meeting, then the 2014 Stock Incentive Plan will be amended as indicated in Exhibit B attached to this proxy statement.

As of [●], 2018, the record date for the special meeting, there were [●] shares of common stock outstanding (with each share entitling its holder to one vote), and [●] shares of voting preferred stock outstanding (with each share presently entitling its holder to [●] votes, aggregating to [●] votes for all holders of our voting preferred stock).

A quorum for the conduct of business at the special meeting will exist if at least a majority of the voting power (or [●] shares) entitled to vote at the meeting is represented at the meeting, either in person or by proxy. The holders of a majority of the voting power represented at the meeting, whether in person or by proxy, and regardless of whether a quorum is present, may adjourn the special meeting from time to time.

Whether or not you plan to attend the special meeting, the board urges you to vote your shares on the accompanying proxy card and return it in the enclosed envelope. The board is recommending that you vote “FOR” each proposal. You may revoke a previously granted proxy at any time before it is exercised by submitting to our Chief Financial Officer, Mr. Will Logan, at 13100 Magisterial Drive, Suite 100, Louisville, Kentucky 42203, a notice of revocation or a duly executed proxy (bearing a later date) on or prior to August [●], 2018.

You may also revoke a previously submitted proxy by voting in person at the meeting, although attendance at the meeting will not, by itself, revoke a proxy. Unless revoked in the manner set forth above, proxies received by us on the accompanying form will be voted at the special meeting only in accordance with the written instructions set forth on the proxy card. In the absence of written instructions, proxies in the form accompanying this proxy statement will be voted FOR each proposal.

Any abstention from voting on a proxy that has not been revoked will be included in computing the number of voting shares present for purposes of determining whether a quorum is present at the special meeting and will have the same effect as a vote “AGAINST” the proposal. When brokers do not receive voting instructions from a customer, they are permitted to, and generally do, exercise discretionary voting authority with respect to the customer’s shares on “routine” matters being voted on at a meeting. The special meeting does not involve any “routine matters.” As a result, brokers will not be permitted to exercise discretionary voting authority on the proposed amendment and there will be no “broker non-votes” involved in the special meeting.

The Board of Directors has appointed [●], as Inspector of Election. The board may, if it deems it appropriate, appoint a presiding inspector to oversee the Inspector of Election. The Inspector of Election will, among other things, determine whether a quorum is present, tabulate votes at the special meeting and resolve any tabulation disputes. The Chairman of the Board or our Chief Executive Officer, however, will be in charge of running and establishing procedures at the special meeting.

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If the Inspector of Election cannot definitively determine whether a quorum is present, the business of the special meeting will go forward, even though the final determination as to whether the quorum is present may not be completed for a number of days. If the quorum requirement is not met, neither of the proposals shall be considered to have been approved. No other business is expected to be conducted at the special meeting.

Common Stock Outstanding and Eligible to be Voted

All outstanding common stock will be entitled to be voted at the special meeting, with each such share being entitled to one vote per share. As of [●], 2018, the record date for the meeting, there were issued and outstanding [●] shares of common stock, all of which are eligible to be voted at the special meeting.

Proposal One:

The Reverse Stock Split

General

The Board of Directors is recommending that our shareholders approve a proposed amendment to our Articles of Incorporation, as amended, to implement a reverse split of our outstanding common stock, on up to a 1-for-40 share basis (with the ultimately split ratio and basis to be determined by our Board of Directors), but without reducing the number of authorized shares of capital stock that the Company may issue. Here and in other parts of this proxy statement, we refer to this as the “Reverse Stock Split.”

If approved by the shareholders at the special meeting, the Reverse Stock Split will be effective upon the filing of an amendment to our Articles of Incorporation, as amended, with the Minnesota Secretary of State. A form of the proposed amendment is attached to this proxy statement as Exhibit A. If the Reverse Stock Split is approved by our shareholders, the filing that is made with the Minnesota Secretary of State will set forth the final ratio and basis upon which the Reverse Stock Split will be effected. Nevertheless, the Reverse Stock Split will not be effected on more than 1-for-40 basis, meaning that no more than [●] shares issued and outstanding prior to the effectiveness of the Reverse Stock Split will be combined into one share of common stock issued and outstanding upon and after the effectiveness of the Reverse Stock Split.

The Board of Directors reserves the right, notwithstanding shareholder approval and without further action by shareholders, to elect not to proceed with the Reverse Stock Split if the board should later determine that the Reverse Stock Split is no longer in the best interests of the Company.

In the event that the application of the final split ratio involved in the Reverse Stock Split to a shareholder’s common stock would result in a fraction of a share being outstanding, that fraction will be rounded up to the nearest whole share. This will prevent the existence of fractional shares, the issuance of scrip or subscription rights, or our obligation to pay out cash in consideration for cancelling any fractional shares.

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Material Effects of the Stock Split

The Reverse Stock Split will be realized simultaneously for all of our issued and outstanding common stock, and the ratio will be the same for all of our common stock. The Reverse Stock Split will affect all of our shareholders uniformly and will not affect any shareholder’s percentage ownership interest in the Company, except to the extent that the Reverse Stock Split would otherwise result in any shareholders owning a fractional share. If, as a result of the Reverse Stock Split, any shareholder is entitled to receive less than a full share of common stock (i.e., a fractional share), the fractional share to which he, she or it is entitled shall be rounded up to the nearest whole share. In addition, the Reverse Stock Split will not affect any shareholder’s proportionate voting power (subject to the treatment of fractional shares). Nevertheless, because the number of authorized shares of our capital stock will not be reduced, the Reverse Stock Split will increase the number of authorized but unissued shares that the Board of Directors may issue without further shareholder action.

The primary effects of the Reverse Stock Split will be that:

●	the number of issued and outstanding shares of our common stock will be reduced from [●] shares (as of [●], 2018), to the quotient obtained by dividing that number of shares by the Reverse Stock Split ratio ultimately selected by the Board of Directors (which ratio will not exceed 40); so for example, if the Reverse Stock Split ratio selected by the board is 40 (i.e., a 1-for-40 ratio or split basis) then there will be [●] number of common shares outstanding after the Reverse Stock Split (which is the quotient obtained by dividing the number of shares outstanding prior to the Reverse Stock Split, or [●], by 40);

●	the number of shares that may be issued upon the exercise of conversion rights by holders of securities convertible into shares of our common stock (e.g., convertible preferred stock, convertible debt, and options and warrants to purchase common stock) will be reduced on the same basis as the ratio ultimately selected by the Board of Directors for the Reverse Stock Split;

●	adjustments will be made, on the same basis and ratio, to the per-share exercise price and the number of shares issuable upon the exercise of outstanding options (and other conversion rights) entitling holders to purchase shares of our common stock;

●	we will obtain a new CUSIP number for our common stock on a post-Reverse Stock Split basis;

●	shareholders who hold their shares in “street name” (i.e., through a bank or brokerage firm) may be instructed as to special procedures of the bank or brokerage;

●	shareholders who hold their shares in “book-entry” form will not need to take any action to receive their post-Reverse Stock Split shares of common stock in registered book-entry form; and

●	shareholders who hold their shares in certificate form or a combination of certificate and book-entry form will receive a transmittal letter from our transfer agent (who will act as our exchange agent for purposes of exchanging old certificates for new certificates) as soon as practicable after the effective time of the Reverse Stock Split. The transmittal letter will be accompanied by instructions specifying how you can exchange your certificate representing the pre-Reverse Stock Split shares of common stock for a certificate representing post-Reverse Stock Split shares of common stock. Beginning at the effective time of the Reverse Stock Split, each certificate representing pre-Reverse Stock Split shares will be deemed for all corporate purposes to evidence ownership of post-Reverse Stock Split shares and the right to obtain, in exchange therefor, a certificate representing such post-Reverse Stock Split shares. ACCORDINGLY, SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

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In addition to the foregoing, the increased proportion of unissued authorized shares to issued shares may, under certain circumstances, have an anti-takeover effect. For example, it may permit issuances of common stock that would dilute the stock ownership of a person seeking to effect a change in the composition of our Board of Directors or contemplating a tender offer or other takeover or change-in-control transaction involving the Company. Nevertheless, the Reverse Stock Split is not being proposed in response to any known effort to accumulate our common stock or obtain control of the Company, nor is it part of any plan, understanding, agreement or commitment by us to issue additional shares. We may, however, issue additional shares in the future to the Company’s officers and directors as compensation, and we may issue additional shares to consultants in order to conserve our cash resources. The Reverse Stock Split is not part of a plan by management to recommend to the Board of Directors or the shareholders a series of other amendments to our Articles of Incorporation, as amended. Other than the Reverse Stock Split, the Board of Directors does not currently contemplate recommending the adoption of any other amendments to our Articles of Incorporation, as amended, that may be construed to affect the ability of third parties to take over or change the control of the Company.

Potential Factors Weighing in Favor of the Proposal

●	Increase in per Share Stock Price. As of July [●], 2018, our common stock was trading at $0.[●] per share. Immediately upon the Reverse Stock Split, the initial price per share will initially be a multiple of the trading price immediately prior to the Reverse Stock Split equal to the ratio ultimately selected by the Board of Directors to effect the Reverse Stock Split. So for example, if the pre-Reverse Stock Split trading price were at $.20 per share, this proposal is approved and the Board of Directors effects the Reverse Stock Split on a 1-for-40 basis, then immediately upon the Reverse Stock Split the trading price for the common stock will be $8.00 per share.

A higher stock price will make it possible for us to apply for our common stock to be listed on a stock exchange (so long as we meet other applicable listing criteria on that exchange), may generate increased investor interest in our common stock, and may generally allow for more liquid trading in our common stock since the transaction price (e.g., brokerage costs) per share will be reduced, and the common stock will no longer be treated as a “penny stock” under SEC and FINRA rules (which has the effect of severely inhibiting the trading of a stock). Nevertheless, and as indicated below under “Potential Factors Weighing Against the Proposed Amendment,” it is possible that the market value of our common stock after the Reverse Stock Split will decrease below the product of the ratio upon which we ultimately effect the Reverse Stock Split.

●	Increase in the Percentage of Authorized but Unissued Shares. The Reverse Stock Split, with no corresponding decrease in the number of shares authorized, will result in a lower percentage of issued and outstanding shares and a higher percentage of authorized but unissued shares. This may assist us in making strategic acquisitions in the future.

Potential Factors Weighing Against the Proposed Amendment

●	Uncertain Impact on Market Capitalization. There is no assurance that the market price per share of common stock after the Reverse Stock Split will increase exactly in proportion to the reduction in the number of shares of the common stock outstanding before the Reverse Stock Split or that it will not decrease below such proportion after the Reverse Stock Split. For example, based on the trading price of our common stock at July [●], 2018 of $0.20 per share, if we were to effect the Reverse Stock Split on a 1-for-40 basis, there is no assurance that the post-Reverse Stock Split trading price of the common stock will initially be $8.00 or more, or that it will not subsequently decrease (and even remain) below $8.00 per share. Accordingly, our common stock market capitalization after the Reverse Stock Split may be lower than such market capitalization before the Reverse Stock Split.

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●	Change in Market Price. If the trading price of our common stock declines, the percentage decline may be greater than would occur in the absence of a Reverse Stock Split. Furthermore, the liquidity of our common stock may be adversely affected by the reduced overall number of shares that will be outstanding after the Reverse Stock Split.

●	Potential Dilutive Effect. As a result of the Reverse Stock Split, we will have more authorized shares available for issuance than we currently have. Therefore, a significant risk exists that current shareholder value may be further diluted after the Reverse Stock Split by our issuance of additional shares of common stock. For example, the current net tangible book value per share would be diluted if additional shares of common stock are issued without a simultaneous increase in the net book value of our assets. Nonetheless, the Reverse Stock Split is not being proposed in response to any known effort to accumulate our common stock or obtain control of the Company, nor is it part of any plan, understanding, agreement or commitment by us to issue additional shares. We may, however, issue additional shares in the future to the Company’s officers and directors as compensation, and we may issue additional shares to consultants in order to conserve our cash resources.

Federal Income Tax Consequences of the Reverse Stock Split

The following summary of the material federal income tax consequences of a reverse stock split is based on current law, including the Internal Revenue Code of 1986, as amended (the “Code”), and is for general information only. The tax treatment of a shareholder may vary depending upon the particular facts and circumstances of such shareholder, and the discussion below may not address all the tax consequences for a particular shareholder. For example, foreign, state and local tax consequences are not discussed below. The summary does not address the tax consequences to shareholders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. Accordingly, notwithstanding anything to the contrary, each shareholder should consult his, her or its tax advisor to determine the particular tax consequences of a reserve stock split to him, her or it, including the application and effect of federal, state, local and/or foreign income tax and other laws. The following summary assumes that shares of common stock are held as “capital assets” within the meaning of the Code.

We believe the Reverse Stock Split will constitute a reorganization as described in Section 368(a)(1)(E) of the Code. Accordingly, we will not recognize taxable income, gain or loss in connection with the Reverse Stock Split.

Generally, a reverse split will not result in the recognition of gain or loss or dividend income to a shareholder for federal income tax purposes. The adjusted basis of the new shares of common stock will be the same as the adjusted basis of old shares of common stock for which the new shares of common stock are exchanged. The holding period of the new, post-split shares of common stock resulting from implementation of the reverse split will include the shareholder’s respective holding period(s) for the pre-split shares of common stock for which the new shares of common stock are exchanged.

We are required to furnish to the record holders of common stock, other than corporations and other exempt holders, and to the IRS, information with respect to dividends paid on the common stock. You may be subject to backup withholding with respect to proceeds received from a disposition of the shares of common stock. Certain holders (including, among others, corporations and certain tax-exempt organizations) are generally not subject to backup withholding. You will be subject to backup withholding if you are not otherwise exempt and you (a) fail to furnish your taxpayer identification number, which, for an individual, is ordinarily his or her social security number; (b) furnish an incorrect taxpayer identification number; (c) are notified by the IRS that you have failed to properly report payments of interest or dividends; or (d) fail to certify, under penalties of perjury, that you have furnished a correct taxpayer information number and that the IRS has not notified you that you are subject to backup withholding. Backup withholding is not an additional tax but, rather, is a method of tax collection. You generally will be entitled to credit any amounts withheld under the backup withholding rules against your United States federal income tax liability provided that the required information is furnished to the IRS in a timely manner.

Recommendation by the Board of Directors

After consideration, the Board of Directors has determined to advise shareholders to vote “FOR” the proposal to approve the Reverse Stock Split.

In evaluating the proposal and determining to express this opinion, the Board of Directors considered each of the factors set forth above under the captions “Potential Factors Weighing in Favor of the Proposed Amendment” and “Potential Factors Weighing Against the Proposed Amendment.“ The board recognizes that an individual shareholder’s decision on the question is likely to depend primarily on how the shareholder weighs these factors in addition to any other factors that the shareholder may consider relevant. Accordingly, the board urges each shareholder to make his, her or its own decision regarding the proposal based on all available information. For its part, the Board of Directors did not find it practicable, and did not attempt, to quantify, rank or otherwise assign relative weight to these factors, and different members of the board may have given different weight to the different factors.

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Proposal Two:

Increase in the Reserve of Shares Authorized For Issuance

Under the 2014 Stock Incentive Plan

to 18,000,000

Introduction

The Creative Realities, Inc. 2014 Stock Incentive Plan has previously been adopted by our Board of Directors and approved by a majority of our shareholders. Under the plan, a total of 7,390,355 shares of our common stock are reserved for issuance as incentives. Any increase in the number of shares of common stock reserved for issuance under the 2014 Stock Incentive Plan is subject to and contingent upon the approval of our shareholders. Therefore, we are asking our shareholders to approve the adoption of the amendment.

Background

We initially adopted the 2014 Stock Incentive Plan in April 2013 to aid our efforts to attract, retain and motivate employees, certain key consultants and directors and align the interests of such persons with those of our shareholders. At the time the 2014 Stock Incentive Plan was adopted, 7,390,355 shares of our common stock were reserved for issuance thereunder.

Throughout fiscal years 2015, 2016 and 2017, we engaged in capital-raising and acquisition efforts and the Board of Directors determined that it was, and continues to be, necessary to grant significant equity awards to our officers to reward them for these efforts, to align their interests with those of shareholders, and to provide competitive compensation to retain their services.

The Board of Directors has determined that in order for us to continue to leverage the 2014 Stock Incentive Plan to attract, retain and motivate employees, certain key consultants, independent contractors and directors and align the interests of such persons with those of shareholders, the shares reserved for issuance and maximum amounts of shares permitted to be issued under certain circumstances should be increased. In July 2018, our Board of Directors approved a 10,609,645-share increase, to a total of 18,000,000, in the number of shares of our common stock reserved for issuance under the 2014 Stock Incentive Plan. In determining the amount of the increase in the 2014 Stock Incentive Plan, the Board of Directors took into account its intention to grant further equity awards to current and future executive officers and key employees, consultants and independent contractors.

The Board of Directors believes that the amendment is in the best interests of the Company and our shareholders because the availability of an adequate number of shares reserved for issuance under the 2014 Stock Incentive Plan is an important factor in attracting, retaining, and motivating employees, consultants, independent contractors and directors in order to achieve long-term growth and profitability objectives.

Below is a summary of the 2014 Stock Incentive Plan, as amended, which is qualified entirely by reference to the complete text of the 2014 Stock Incentive Plan, as amended, a copy of which, marked to show changes from the previous version of the 2014 Stock Incentive Plan, is attached as Exhibit B to this proxy statement.

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Description of the 2014 Stock Incentive Plan (as amended)

General. The purpose of the 2014 Stock Incentive Plan is to increase shareholder value and to advance the interests of the Company by furnishing a variety of economic incentives designed to attract, retain and motivate employees, certain key consultants, independent contractors and directors of the Company. The 2014 Stock Incentive Plan is administered by a stock option or Compensation Committee of the Board of Directors, or if no such committee exists, by the entire Board of Directors.

The Compensation Committee may grant incentives to employees (including officers) or our subsidiaries, members of the Board of Directors, and consultants or other independent contractors who provide services to us or our subsidiaries, in the following forms:

●	incentive stock options and non-statutory stock options;

●	stock appreciation rights;

●	stock awards;

●	restricted stock;

●	restricted stock units; and

●	performance shares.

In addition, our Chief Executive Officer may, on a discretionary basis and without review or approval by the Compensation Committee, grant incentives to our new employees who are not officers of the Company. Such discretionary grants shall not exceed, in the aggregate, incentives for more than 500,000 shares in any fiscal year.

Shares Subject to 2014 Stock Incentive Plan. Subject to adjustment if this proposal is approved by our shareholders, we may issue up to 18,000,000 shares of common stock under the 2014 Stock Incentive Plan. If an incentive granted under the 2014 Stock Incentive Plan expires or is terminated or canceled unexercised as to any shares of common stock or forfeited or reacquired by us pursuant to rights reserved upon issuance thereof, we may again issue such shares under the 2014 Stock Incentive Plan pursuant to another incentive.

Description of Incentives

Stock Options. Our Compensation Committee may grant incentive and non-statutory stock options to eligible employees to purchase shares of common stock from the Company. The 2014 Stock Incentive Plan confers on the Compensation Committee the discretion, with respect to any such stock option, to determine the term of each option, the time or times during its term when the option becomes exercisable and the number and purchase price of the shares subject to the option. Nevertheless, the term of each option shall not exceed ten years and one day from the grant date. With respect to stock options which are intended to qualify as “incentive stock options” (as defined in Section 422 of the Internal Revenue Code), no person may receive incentives that exceed $100,000 in any calendar year. The option price per share for incentive stock options may not be less than the fair market value of the common stock on the grant date. We must grant all incentive stock options within ten years from the earlier of the date of the 2014 Stock Incentive Plan’s adoption by the Board of Directors or approval by our shareholders.

Stock Appreciation Rights. A stock appreciation right is a right to receive, without payment to the Company, a number of shares of common stock, the amount of which is determined by dividing (a) the number of shares of common stock as to which the stock appreciation right is exercised multiplied by the amount of the appreciation in such shares—i.e., the amount by which the fair market value of the shares of common stock subject to the stock appreciation right on the exercise date exceeds (1) in the case of a stock appreciation right related to a stock option, the purchase price of the shares of common stock under the stock option or (2) in the case of an stock appreciation right granted alone, without reference to a related stock option, an amount which shall be determined by the Compensation Committee at the time of grant; by (b) the fair market value of a share of common stock on the exercise date. Our Compensation Committee has the discretion to determine the number of shares as to which a stock appreciation right will relate as well as the duration and exercisability of a stock appreciation right. The exercise price may not be less than the fair market value of our common stock on the grant date.

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Limitation on Certain Grants. During any one fiscal year, we may not grant to any one person stock options and stock appreciation rights under the 2014 Stock Incentive Plan that exceed, in the aggregate, 3,800,000 shares of our common stock.

Stock Awards. Stock awards consist of the transfer by the Company to an eligible participant of shares of common stock, without other payment, as additional compensation for services to the Company. The number of shares transferred pursuant to any stock award is determined by the Compensation Committee.

Restricted Stock. Restricted stock consists of the sale or transfer by the Company to an eligible participant of one or more shares of our common stock that are subject to restrictions on their sale or other transfer by the employee, which restrictions will lapse after a period of time as determined by the Compensation Committee. If restricted stock is sold to a participant, the sale price will be determined by the Compensation Committee, and the price may vary from time to time and among participants and may be less than the fair market value of the shares at the date of sale. Subject to these restrictions and the other requirements of the 2014 Stock Incentive Plan, a participant receiving restricted stock shall have all of the rights of a shareholder as to those shares.

Transferability of Incentives. Incentives granted under the 2014 Stock Incentive Plan may not be transferred, pledged or assigned by the holder thereof, except in the event of the holder’s death, by will or the laws of descent and distribution or pursuant to a qualified domestic relations order. However, stock options may be transferred by the holder thereof to certain family members or related entities.

Duration, Termination and Amendment of the Incentive Plan and Incentives. The 2014 Stock Incentive Plan will remain in effect until all incentives granted under the 2014 Stock Incentive Plan have been satisfied or terminated and all restrictions on shares issued under the 2014 Stock Incentive Plan have lapsed. We may not grant incentives under the 2014 Stock Incentive Plan after the tenth anniversary of the approval of the 2014 Stock Incentive Plan by the Board of Directors. The Board of Directors may amend or discontinue the 2014 Stock Incentive Plan at any time. However, no such amendment or discontinuance may adversely change or impair a previously granted incentive without the consent of the recipient thereof.

Certain 2014 Stock Incentive Plan amendments require shareholder approval, including amendments that would increase the maximum number of shares of common stock which may be issued to all participants under the 2014 Stock Incentive Plan, change or expand the types of incentives that may be granted under the 2014 Stock Incentive Plan, change the class of persons eligible to receive incentives under the 2014 Stock Incentive Plan, or materially increase the benefits accruing to participants under the 2014 Stock Incentive Plan. Generally, the terms of an existing incentive may be amended by agreement between the Compensation Committee and the participant. However, in the case of a stock option or stock appreciation right, no such amendment shall (a) extend the term of the incentive; nor (b) reduce the exercise price per share below the fair market value of the common stock on the date the incentive was granted, unless, in either case, the amendment complies with the requirements of Code Section 409A.

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Effect of Sale, Merger, Exchange or Liquidation. In the event of an acquisition of the Company through the sale of substantially all of its assets or through a merger, exchange, reorganization or liquidation of the Company or a similar event, all as determined by the Compensation Committee in its sole discretion, the Compensation Committee shall be authorized to take any and all action it deems equitable under the circumstances, including but not limited to terminating the 2014 Stock Incentive Plan and issuing to the holders of outstanding vested options and stock appreciation rights the stock, securities or assets, including cash, they would have received if the incentives had been exercised immediately before the transaction, or other specified actions.

2014 Stock Incentive Plan Benefits

The amount and timing of all awards under the 2014 Stock Incentive Plan are determined in the sole discretion of our Compensation Committee (or if no committee is designated, the entire Board of Directors, and subject, however, to limited discretionary authority on the part of our Chief Executive Officer as described above) and therefore cannot be determined in advance.

Vote Required

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the special meeting will be required to approve the amendment to the 2014 Stock Incentive Plan.

The Board of Directors unanimously recommends that you vote “FOR” the proposal to amend the 2014 Stock Incentive Plan to increase the shares authorized for issuance thereunder.

Admittance to Special Meeting

You are entitled to attend the special meeting only if you were a shareholder of the Company as of the close of business on [●], 2018 (the record date) or hold a valid legal proxy for the special meeting. You should be prepared to present photo identification for admittance. In addition, if you are a record holder, your name will be verified against the list of record holders on the record date prior to being admitted to the special meeting. If you are not a record holder but hold common stock through a broker or nominee (i.e., in street name), you must provide proof of beneficial ownership on the record date, such as your most recent account statement prior to the record date, or other similar evidence of ownership. If you do not provide photo identification or comply with the other procedures outlined above upon request, you may not be admitted to the special meeting.

Voting, Solicitation and Certain Other Information

Proxies may be solicited by mail. Presently, we do not anticipate that we will solicit proxies by any other means. No person will receive additional compensation for any proxy solicitations. We have requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all of our solicitation materials to the beneficial owners of the common stock they hold of record. We will reimburse these record holders for customary clerical and mailing expenses incurred by them in forwarding these materials to their customers.

The entire expense of the solicitation of proxies on our behalf for the special meeting is being borne by us. Our costs incidental to this proxy solicitation include expenditures for printing, postage, legal and related expenses, and are expected to be approximately $35,000.

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No Dissenters’ Rights

Pursuant to Minn. Stat. 302A.471, subd. 1, dissenters’ rights are not available to the Company’s shareholders as a result of any of the proposals described for consideration at the special meeting.

No Other Matters at the Special Meeting

Other than the proposed Reverse Stock Split (proposal one) and the proposed increase in the number of shares reserved for issuance under our 2014 Stock Incentive Plan (proposal two), we are not aware of any other matters to be submitted at the special meeting and no other business is expected to be brought before the meeting. Nonetheless, if any other matter legally properly comes before the meeting, the named proxies will vote all proxies granted to them in their sole discretion.

Beneficial Ownership of Securities

The table below sets forth certain information with respect to beneficial ownership of our common stock as of July [●], 2018, on which date there were [●] shares of issued and outstanding Series A Convertible Preferred Stock, and [●] shares of issued and outstanding common stock. Each share of common stock is currently convertible into two and one-half shares of our common stock. Our preferred stock votes together with our common stock as a single class. The following table sets forth the number of common shares, and percentage of outstanding common shares, beneficially owned by:

●	each director of the Company;

●	each named executive (as defined in our Annual Report on Form 10-K for the year ended December 31, 2017);

●	all current directors and officers of the Company as a group; and

●	each person or entity known by the Company to beneficially own more than 5% of our common stock.

Unless otherwise indicated in the table or its footnotes, the address of each of the following persons or entities is 13100 Magisterial Drive, Suite 100, Louisville, KY 40223, and each such person has sole voting and investment power with respect to the shares set forth opposite his, her or its name.

Name and Address	Common Shares Beneficially Owned [1]	Percentage of Common Shares [1]
Slipstream Funding, LLC [2] c/o Pegasus Capital Advisors, L.P. 99 River Road Cos Cob, CT 06807	31,139,361	36.36%
Slipstream Communications, LLC [3] c/o Pegasus Capital Advisors, L.P. 99 River Road Cos Cob, CT 06807	80,564,505	60.19%
Horton Capital Partners Fund, L.P. [4]	8,679,847	9.89%
Eric Bertrand [5]	911,857	1.09%
John Walpuck [6]	2,302,529	2.70%
Donald A. Harris [7]	2,690,482	3.21%
Alec Machiels [8]	0	*
David Bell [9]	0	*
Richard Mills [10]	17,974,915	21.57%
Patrick O’Brien [11]	0	*
Will Logan [12]	182,014	*
Cheswold, LLC [13]	4,793,193	5.46%
All current executive officers and directors as a group [14]	24,636,798	28.07%

* less than 1%.

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(1)	Beneficial ownership is determined in accordance with the rules of the SEC, and includes general voting power and/or investment power with respect to securities. Shares of common stock issuable upon exercise of options or warrants that are currently exercisable or exercisable within 60 days of the record rate, and shares of common stock issuable upon conversion of other securities currently convertible or convertible within 60 days, are deemed outstanding for computing the beneficial ownership percentage of the person holding such securities but are not deemed outstanding for computing the beneficial ownership percentage of any other person. Under applicable SEC rules, each person’s beneficial ownership is calculated by dividing the total number of shares with respect to which they possess beneficial ownership by the total number of outstanding shares of the Company. In any case where an individual has beneficial ownership over securities that are not outstanding, but are issuable upon the exercise of options or warrants or similar rights within the next 60 days, that same number of shares is added to the denominator in the calculation described above. Because the calculation of each person’s beneficial ownership set forth in the “Percentage of Common Shares” column of the table may include shares that are not presently outstanding, the sum total of the percentages set forth in such column may exceed 100%.

(2)	Investment and voting power over shares held by Slipstream Funding, LLC is held by Slipstream Communications, LLC, its sole member. See table footnote 3 for further information regarding Slipstream Communications, LLC. The share figure includes 1,779,015 shares of common stock issuable upon exercise of an outstanding warrant issued to the shareholder in connection with the Company’s merger transaction with Creative Realities, LLC.

(3)	Investment and voting power over shares held by Slipstream Communications, LLC is held by BCOM Holdings, LP, its managing member. Slipstream Communications is the sole member of Slipstream Funding, LLC, and as a result share figure includes the 28,570,934 shares of common stock, 789,412 common shares issuable upon conversion of Series A Convertible Preferred Stock and 1,779,015 common shares issuable upon exercise of an outstanding warrant, issued to and held by Slipstream Funding, LLC in connection with the merger transaction with Creative Realities, LLC. Share figure also includes 15,788,497 common shares issued on account of a convertible promissory note, 3,111,761 common shares issuable upon conversion of Series A Convertible Preferred Stock and 31,871,825 common shares purchasable upon exercise of outstanding warrants.

(4)	Includes 3,483,518 common shares issuable upon conversion of Series A Convertible Preferred Stock and 1,205,358 common shares purchasable upon exercise of outstanding warrants. The warrants to purchase shares held by Horton Capital Partners Fund, LP contain “blocker” provisions that limits its ability to exercise such warrants to the extent that such exercise would cause the shareholder’s beneficial ownership in the Company to exceed 4.99% of the Company’s shares outstanding. The calculation of beneficial ownership does not take into account the effect of such “blocker” provisions.

(5)	Includes 892,857 common shares purchasable upon exercise of outstanding warrants. The warrants to purchase shares held Eric Bertrand contain “blocker” provisions that limits its ability to exercise such warrants to the extent that such exercise would cause the shareholder’s beneficial ownership in the Company to exceed 4.99% of the Company’s shares outstanding. The calculation of beneficial ownership does not take into account the effect of such “blocker” provisions.

(6)	Mr. Walpuck is the Chief Operating Officer of the Company. Shares reflected in the table are common shares issuable upon exercise of vested options.

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(7)	Mr. Harris is a director of the Company. Share figure includes 225,549 common shares issuable upon conversion of Series A Convertible Preferred Stock and 419,643 shares purchasable upon the exercise of outstanding warrants.
(8)	Mr. Machiels is a director of the Company.

(9)	Mr. Bell is a director of the Company.

(10)	Mr. Mills is a director of the Company and Chief Executive Officer. Includes 2,639,258 common shares and 267,857 common shares purchasable upon exercise of outstanding warrants, each held by RFK Communications, LLC. The warrants to purchase shares held by RFK Communications, LLC contain “blocker” provisions that limits its ability to exercise such warrants to the extent that such exercise would cause the shareholder’s beneficial ownership in the Company to exceed 4.99% of the Company’s shares outstanding. The calculation of beneficial ownership does not take into account the effect of such “blocker” provisions.

(11)	Mr. O’Brien is a director of the Company.

(12)	Mr. Logan is the Chief Financial Officer of the Company.

(13)	Includes 4,644,682 common shares issuable upon conversion of Series A Convertible Preferred Stock.

(14)	Includes Messrs. Walpuck, Harris, Machiels, Bell, Mills, O’Brien, Bertrand and Logan.

Cautionary Statement Regarding Forward-Looking Information

This proxy statement contains certain statements that would be deemed “forward-looking statements” under Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements reflect managements’ present expectations and estimates regarding future expenses, revenue and profitability, trends affecting our financial condition and results of operations, operating efficiencies, revenue opportunities, potential new markets, the ability of our Company to effectively compete in a highly competitive market, and certain other matters. Nevertheless, and despite the fact that management’s expectations and estimates are based on assumptions management believes to be reasonable and data management believes to be reliable, the Company’s actual results, performance or achievements are subject to future risks and uncertainties, any of which could materially affect the Company’s actual performance. Risks and uncertainties that could affect such performance include, but are not limited to:

●	the adequacy of funds for future operations;

●	future expenses, revenue and profitability;

●	trends affecting financial condition and results of operations;

●	ability to convert proposals into customer orders under mutually agreed upon terms and conditions;

●	general economic conditions and outlook;

●	the ability of customers to pay for products and services received;

●	the impact of changing customer requirements upon revenue recognition;

●	customer cancellations;

●	the availability and terms of additional capital;

●	industry trends and the competitive environment;

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●	the impact of the company’s financial condition upon customer and prospective customer relationships;

●	potential litigation and regulatory actions directed toward our industry in general;

●	the ultimate control of our management and our Board of Directors by our controlling shareholder, Slipstream Funding, LLC;

●	our reliance on certain key personnel in the management of our businesses;

●	employee and management turnover;

●	the existence of material weaknesses in internal controls over financial reporting; and

●	the fact that our common stock is presently thinly traded in an illiquid market.

These and other risk factors are discussed in Company reports filed with the SEC.

Although we believe that the assumptions forming the basis of our forward-looking statements are reasonable, any of those assumptions could prove to be inaccurate. Given these uncertainties, you should not attribute any certainty to these forward-looking statements. Actual results could differ materially from those anticipated in the forward-looking statements due to risks, uncertainties or actual events differing from the assumptions underlying these statements. We assume no obligation to update any forward-looking statements publicly, or to update the reasons why actual results could differ materially from those anticipated in any forward-looking statements contained in this press release, even if new information becomes available in the future.

Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to certain issuers, including issuers that do not have their equity traded on a recognized national exchange or The Nasdaq Capital Market. Our common stock does not trade on any recognized national exchange or The Nasdaq Capital Market. As a result, we will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading.

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Exhibit A

Proposed Amendment to Articles of Incorporation (as amended)

ARTICLES OF AMENDMENT

OF CREATIVE REALITIES, INC.

The Undersigned, Chief Executive Officer of Creative Realities, Inc., a Minnesota corporation (the “Corporation”), hereby certifies that the following Articles of Amendment have been duly adopted by the Corporation’s Board of Directors and shareholders pursuant to the provisions of the Minnesota Business Corporation Act (the “Act”):

1. The name of the Corporation is: Creative Realities, Inc.

2. Article 3 of the Corporation’s Articles of Incorporation, as amended, is hereby amended by adding the following new paragraph “D” as follows:

D. Effective upon the filing of the Articles of Amendment approved by the shareholders of the Corporation at a special meeting held on August 7, 2018 (the “Effective Time”), the issued and outstanding common stock of the Corporation shall be combined on a 1-for-[●] basis such that, at the Effective Time, every [●] shares of common stock outstanding immediately prior to the Effective Time shall be combined into one share of common stock. This share combination will be effected through the exchange and replacement of certificates representing issued and outstanding shares of common stock as of the Effective Time, together with immediate book-entry adjustments to the stock register of the Corporation maintained in accordance with the Act. In the event that the share combination would result in a shareholder being entitled to receive less than a full share of common stock, the fractional share that would so result shall be rounded up to the nearest whole share of common stock. The par value of each share of issued and outstanding common stock shall not be affected by the share combination.

3. These Articles of Amendment were adopted pursuant to the Act.

In Witness Whereof, the undersigned has set his hand as of [●], 2018.

Richard Mills
Chief Executive Officer

A-1

Exhibit B

Marked Copy of Proposed Amendment to 2014 Stock Incentive Plan

CREATIVE REALITIES, INC.

2014 STOCK INCENTIVE PLAN

1. Purpose. The purpose of the 2014 Stock Incentive Plan (the “Plan”) of Creative Realities, Inc., a Minnesota corporation (the “Company”), is to increase shareholder value and to advance the interests of the Company by furnishing a variety of economic incentives (“Incentives”) designed to attract, retain and motivate employees, certain key consultants and directors of the Company. Incentives may consist of opportunities to purchase or receive shares of common stock, $0.01 par value per share, of the Company (“Common Stock”) or other incentive awards on terms determined under this Plan.

2. Administration.

2.1. Administration by Committee. The Plan shall be administered by the Board of Directors of the Company (the “Board of Directors”) or by a stock option or compensation committee of the Board of Directors (the “Committee,” which term is used throughout this Plan to refer to either the Board of Directors or a Committee—whichever is administering the Plan from time to time hereunder). If administered by a committee, the Committee shall consist of not less than two directors of the Company and shall be appointed from time to time by the Board of Directors. During any time period during which the Company has a class of equity securities registered under Section 12 of the Securities Exchange Act of 1934 (including the regulations thereunder, the “1934 Act”), each member of the Committee shall be (a) a “non-employee director” within the meaning of Rule 16b-3 of the 1934 Act (a “Non-Employee Director”), and (b) an “outside director” within the meaning of Section 162(m) under the Internal Revenue Code of 1986 and the regulations promulgated thereunder (collectively, the “Code”). The Committee shall have complete authority to award Incentives under the Plan, to interpret the Plan, and to make any other determination which it believes necessary and advisable for the proper administration of the Plan. The Committee’s decisions and matters relating to the Plan shall be final and conclusive on the Company and its participants. If at any time there is no stock option or compensation committee, the term “Committee,” as used in the Plan, shall refer to the Board of Directors.

2.2. Delegation of Authority. The Company’s Chief Executive Officer may, on a discretionary basis and without Committee review or approval, grant Incentives to new employees of the Company who are not officers of the Company. Such discretionary grants shall not exceed, in the aggregate, Incentives for more than 500,000 shares in any single fiscal year. Subject to the foregoing limitations, the Chief Executive Officer shall determine from time to time (a) the new employees to whom grants will be made, (b) the number of shares to be granted, and (c) the terms and provisions of each option (which need not be identical). The Chief Executive Officer shall report each stock option granted pursuant to this Section 2.2 at the Committee’s first meeting following the date of such grant.

B-1

3. Eligible Participants. Officers of the Company, employees of the Company or its subsidiaries, members of the Board of Directors, and consultants or other independent contractors who provide services to the Company or its subsidiaries shall be eligible to receive Incentives under the Plan when designated by the Committee. Participants may be designated individually or by groups or categories (for example, by pay grade) as the Committee deems appropriate. Participation by officers of the Company or its subsidiaries and any performance objectives relating to such officers must be approved by the Committee. Participation by others and any performance objectives relating to others may be approved by groups or categories (for example, by pay grade) and authority to designate participants who are not officers and to set or modify such targets may be delegated.

4. Types of Incentives. Incentives under the Plan may be granted in any one or a combination of the following forms: (a) incentive stock options and non-statutory stock options; (b) stock appreciation rights (“SARs”); (c) stock awards; (d) restricted stock; (e) restricted stock units; and (f) performance shares. Subject to the specific limitations provided in this Plan, payment of Incentives may be in the form of cash, Common Stock or combinations thereof as the Committee shall determine, and with such other restrictions as it may impose.

5. Shares Subject to the Plan.

5.1. Number of Shares. Subject to adjustment as provided in Section 9.6, the number of shares of Common Stock issuable under the Plan shall not exceed 18,000,000 shares of Common Stock. Shares of Common Stock issued under the Plan or subject to outstanding Incentives will be applied to reduce the maximum number of shares of Common Stock remaining available for issuance under the Plan. Any shares of Common Stock subject to SARs granted under this Plan shall be counted in full against the above-indicated share limit, regardless of the number of shares of Common Stock actually issued upon the exercise of such SARs.

5.2. Cancellation. If any Incentive granted hereunder (including without limitation any stock option, SAR or restricted stock unit) expires or is terminated or canceled unexercised as to any shares of Common Stock, such shares may again be issued under the Plan either pursuant to stock options, SARs, restricted stock units, or otherwise. If shares of Common Stock are issued pursuant to a stock award, as restricted stock, or as performance shares) and thereafter are forfeited or reacquired by the Company pursuant to rights reserved upon issuance thereof, such forfeited and reacquired shares may again be issued under the Plan, either pursuant to a stock award, as restricted stock, as performance shares, or otherwise. The Committee may also determine to cancel, and agree to the cancellation of, Incentives in order to make a participant eligible for the grant of an Incentive at a lower exercise price than the Incentive to be canceled.

5.3. Type of Common Stock. Common Stock issued under the Plan in connection with Incentives may be authorized and unissued shares or, if so designated by the Committee, may be treasury stock.

5.4. Limitation on Certain Grants. No person shall receive grants of stock options and SARs under the Plan that exceed, in the aggregate, 3,800,000 shares of Common Stock during any one fiscal year of the Company.

B-2

6. Stock Options. A stock option is a right to purchase shares of Common Stock from the Company. Each stock option granted by the Committee under this Plan shall be subject to the following terms and conditions:

6.1. Price. The option price per share shall be determined by the Committee, subject to adjustment under Section 9.6.

6.2. Number. The number of shares of Common Stock subject to a stock option shall be determined by the Committee, subject to adjustment as provided in Section 9.6. The number of shares of Common Stock subject to a stock option shall be reduced in the same proportion that the holder thereof exercises an SAR if any SAR is granted in conjunction with or related to the stock option.

6.3. Duration and Time for Exercise. Subject to earlier termination as provided in Section 9.3, the term of each stock option shall be determined by the Committee but shall not exceed ten years and one day from the Grant Date, as that term is defined in Section 9.15 below. Each stock option shall become exercisable at such time or times during its term as shall be determined by the Committee at the time of grant. The Committee may accelerate the exercisability of any stock option. Subject to the first sentence of this paragraph, the Committee may extend the term of any stock option to the extent provided in Section 9.4.

6.4. Manner of Exercise. A stock option may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of shares of Common Stock to be purchased and accompanied by the full purchase price for such shares. The option price shall be payable: (a) in United States dollars upon exercise of the option and may be paid by cash, uncertified or certified check or bank draft; (b) unless otherwise provided in the option agreement, by delivery of shares of Common Stock in payment of all or any part of the option price, which shares shall be valued for this purpose at the Fair Market Value on the date such option is exercised; or (c) unless otherwise provided in the option agreement, by instructing the Company to withhold from the shares of Common Stock issuable upon exercise of the stock option shares of Common Stock in payment of all or any part of the exercise price and/or any related withholding tax obligations consistent with Section 9.8, which shares shall be valued for this purpose at the Fair Market Value or in such other manner as may be authorized from time to time by the Committee. Prior to the issuance of shares of Common Stock upon the exercise of a stock option, a participant shall have no rights as a shareholder.

6.5. Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, the following additional provisions shall apply to the grant of stock options which are intended to qualify as “Incentive Stock Options,” as such term is defined in Code Section 422:

(a). The aggregate Fair Market Value (determined as of the time the option is granted) of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any participant during any calendar year (under all of the Company’s plans) shall not exceed $100,000. The determination will be made by taking Incentive Stock Options into account in the order in which they were granted. If such excess only applies to a portion of an Incentive Stock Option, the Committee, in its discretion, will designate which shares will be treated as shares to be acquired upon exercise of an Incentive Stock Option.

B-3

(b) Any option agreement for an Incentive Stock Option under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain all provisions required in order to qualify the options as Incentive Stock Options.

(c) All Incentive Stock Options must be granted within ten years from the earlier of the date on which this Plan was adopted by Board of Directors or the date this Plan was approved by the shareholders.

(d) Unless sooner exercised, all Incentive Stock Options shall expire no later than ten years after the Grant Date.

(e) The option price for Incentive Stock Options shall be not less than the Fair Market Value of the Common Stock subject to the option on the Grant Date.

(f) If Incentive Stock Options are granted to any participant who, at the time such option is granted, would own (within the meaning of Code Section 422) stock possessing more than 10% of the total combined voting power of all classes of stock of the employer corporation or of its parent or subsidiary corporation, (i) the option price for such Incentive Stock Options shall be not less than 110% of the Fair Market Value of the Common Stock subject to the option on the Grant Date and (ii) such Incentive Stock Options shall expire no later than five years after the Grant Date.

7. Stock Appreciation Rights. An SAR is a right to receive, without payment to the Company, a number of shares of Common Stock, the amount of which is determined pursuant to the formula set forth in Section 7.5. An SAR may be granted (a) with respect to any stock option granted under this Plan, either concurrently with the grant of such stock option or at such later time as determined by the Committee (as to all or any portion of the shares of Common Stock subject to the stock option), or (b) alone, without reference to any related stock option. Each SAR granted by the Committee under this Plan shall be subject to the following terms and conditions:

7.1. Price. The exercise price per share of any SAR granted without reference to a stock option shall be determined by the Committee, subject to adjustment under Section 9.6. Notwithstanding the foregoing sentence, except as permitted under Section 9.16, the exercise price per share shall not be less than the Fair Market Value of the Common Stock on the Grant Date unless the SAR satisfies the provisions of Code Section 409A.

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7.2. Number. Each SAR granted to any participant shall relate to such number of shares of Common Stock as shall be determined by the Committee, subject to adjustment as provided in Section 9.6. In the case of an SAR granted with respect to a stock option, the number of shares of Common Stock to which the SAR relates shall be reduced in the same proportion that the holder of the option exercises the related stock option. Notwithstanding the foregoing, the limitation on grants under Section 5.4 shall apply to grants of SARs under the Plan 7.3. Duration. Subject to earlier termination as provided in Section 9.3, the term of each SAR shall be determined by the Committee but shall not exceed ten years and one day from the Grant Date. Unless otherwise provided by the Committee, each SAR shall become exercisable at such time or times, to such extent and upon such conditions as the stock option, if any, to which it relates is exercisable. The Committee may in its discretion accelerate the exercisability of any SAR. Subject to the first sentence of this paragraph, the Committee may extend the term of any SAR to the extent provided in Section 9.4.

7.4. Exercise. An SAR may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of SARs which the holder wishes to exercise. Upon receipt of such written notice, the Company shall, within 90 days thereafter, deliver to the exercising holder certificates for the shares of Common Stock or cash or both, as determined by the Committee, to which the holder is entitled pursuant to Section 7.5.

7.5. Issuance of Shares Upon Exercise. The number of shares of Common Stock which shall be issuable upon the exercise of an SAR shall be determined by dividing: (a) the number of shares of Common Stock as to which the SAR is exercised multiplied by the amount of the appreciation in such shares (for this purpose, the “appreciation” shall be the amount by which the Fair Market Value of the shares of Common Stock subject to the SAR on the exercise date exceeds (1) in the case of an SAR related to a stock option, the purchase price of the shares of Common Stock under the stock option or (2) in the case of an SAR granted alone, without reference to a related stock option, an amount which shall be determined by the Committee at the time of grant, subject to adjustment under Section 9.6); by (b) the Fair Market Value of a share of Common Stock on the exercise date. No fractional shares of Common Stock shall be issued upon the exercise of an SAR; instead, the holder of the SAR shall be entitled to receive a cash adjustment equal to the same fraction of the Fair Market Value of a share of Common Stock on the exercise date or to purchase the portion necessary to make a whole share at its Fair Market Value on the date of exercise.

8. Stock Awards and Restricted Stock. A stock award consists of the transfer by the Company to a participant of shares of Common Stock, without other payment therefor, as additional compensation for services to the Company. A share of restricted stock consists of shares of Common Stock which are sold or transferred by the Company to a participant at a price, if any, determined by the Committee and subject to restrictions on their sale or other transfer by the participant. The transfer of Common Stock pursuant to stock awards and the transfer and sale of restricted stock shall be subject to the following terms and conditions:

8.1. Number of Shares. The number of shares to be transferred or sold by the Company to a participant pursuant to a stock award or as restricted stock shall be determined by the Committee.

8.2. Sale Price. The Committee shall determine the price, if any, at which shares of restricted stock shall be sold to a participant, which may vary from time to time and among participants and which may be below the Fair Market Value of such shares of Common Stock at the date of sale.

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8.3. Restrictions. All shares of restricted stock transferred or sold by the Company hereunder shall be subject to such restrictions as the Committee may determine, including, without limitation any or all of the following: (a) a prohibition against the sale, transfer, pledge or other encumbrance of the shares of restricted stock, such prohibition to lapse at such time or times as the Committee shall determine (whether in annual or more frequent installments, at the time of the death, disability or retirement of the holder of such shares, or otherwise); (b) a requirement that the holder of shares of restricted stock forfeit, or (in the case of shares sold to a participant) re-sell back to the Company at his or her cost, all or a part of such shares in the event of termination of his or her employment or consulting engagement during any period in which such shares are subject to restrictions; and/or (c) such other conditions or restrictions as the Committee may deem advisable.

8.4. Restrictions. In order to enforce the restrictions imposed by the Committee pursuant to Section 8.3, the participant receiving restricted stock shall enter into an agreement with the Company setting forth the conditions of the grant. Shares of restricted stock shall be registered in the name of the participant and deposited, together with a stock power endorsed in blank, with the Company. Each such certificate shall bear a legend that refers to the Plan and the restrictions imposed under the applicable agreement. The Committee may provide that no certificates representing restricted stock be issued until the restriction period is completed.

8.5. End of Restrictions. Subject to Section 9.5, at the end of any time period during which the shares of restricted stock are subject to forfeiture and restrictions on transfer, such shares will be delivered free of all restrictions to the participant or to the participant’s legal representative, beneficiary or heir.

8.6. Rights of Holders of Restricted Stock. Subject to the terms and conditions of the Plan and subject further to the terms and conditions of each written agreement evidencing an Incentive, each participant receiving restricted stock shall have all the rights of a shareholder with respect to shares of stock during any period in which such shares are subject to forfeiture and restrictions on transfer, including without limitation, the right to vote such shares.

9. General Provisions.

9.1. Effective Date. The Plan will become effective upon the date of approval by the Board of Directors (the “Effective Date”).

9.2. Duration. The Plan shall remain in effect until all Incentives granted under the Plan have either been satisfied by the issuance of shares of Common Stock or the payment of cash or been terminated under the terms of the Plan and all restrictions imposed on shares of Common Stock in connection with their issuance under the Plan have lapsed. No Incentives may be granted under the Plan after the tenth anniversary of the Effective Date of the Plan.

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9.3. Non-Transferability of Incentives. No stock option, SAR, restricted stock or stock award may be transferred, pledged or assigned by the holder thereof (except, in the event of the holder’s death, by will or the laws of descent and distribution to the limited extent provided in the Plan or the Incentive, or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder), and the Company shall not be required to recognize any attempted assignment of such rights by any participant. Notwithstanding the preceding sentence, stock options may be transferred by the holder thereof to the holder’s spouse, children, grandchildren or parents (collectively, the “Family Members”), to trusts for the benefit of Family Members, to partnerships or limited liability companies in which Family Members are the only partners or shareholders, or to entities exempt from federal income taxation pursuant to Code Section 501(c)(3). During a participant’s lifetime, a stock option may be exercised only by him or her, by his or her guardian or legal representative or by the transferees permitted by this Section 9.3.

9.4. Effect of Termination or Death. If a participant ceases to be an employee of or consultant to the Company for any reason, including death or disability, any Incentives may be exercised or shall expire at such times as may be set forth in the agreement, if any, applicable to the Incentive, or otherwise as determined by the Committee; provided, however, the term of an Incentive may not be extended beyond the term originally prescribed when the Incentive was granted, unless the Incentive satisfies (or is amended to satisfy) the requirements of Code Section 409A; and provided further that the term of an Incentive may not be extended beyond the maximum term permitted under this Plan.

9.5. Restrictions under Securities Laws. Notwithstanding anything in this Plan to the contrary: (a) the Company may, if it shall determine it necessary or desirable for any reason, at the time of award of any Incentive or the issuance of any shares of Common Stock pursuant to any Incentive, require the recipient of the Incentive, as a condition to the receipt thereof or to the receipt of shares of Common Stock issued pursuant thereto, to deliver to the Company a written representation of present intention to acquire the Incentive or the shares of Common Stock issued pursuant thereto for his or her own account for investment and not for distribution; and (b) if at any time the Company further determines, in its sole discretion, that the listing, registration or qualification (or any updating of any such document) of any Incentive or the shares of Common Stock issuable pursuant thereto is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with the award of any Incentive, the issuance of shares of Common Stock pursuant thereto, or the removal of any restrictions imposed on such shares, such Incentive shall not be awarded or such shares of Common Stock shall not be issued or such restrictions shall not be removed, as the case may be, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

9.6. Adjustment. In the event of any recapitalization, stock dividend, stock split, combination of shares or other change in the Common Stock, the number of shares of Common Stock then subject to the Plan, including shares subject to outstanding Incentives, and the other numbers of shares of Common Stock provided in the Plan, shall be adjusted in proportion to the change in outstanding shares of Common Stock. In the event of any such adjustments, the purchase price of any option, the performance objectives of any Incentive, and the shares of Common Stock issuable pursuant to any Incentive shall be adjusted as and to the extent appropriate, in the discretion of the Committee, to provide participants with the same relative rights before and after such adjustment.

9.7. Incentive Plans and Agreements. Except in the case of stock awards, the terms of each Incentive shall be stated in a plan or agreement approved by the Committee. The Committee may also determine to enter into agreements with holders of options to reclassify or convert certain outstanding options, within the terms of the Plan, as Incentive Stock Options or as non-statutory stock options and in order to eliminate SARs with respect to all or part of such options and any other previously issued options. The Committee shall communicate the key terms of each award to the participant promptly after the Committee approves the grant of such award.

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9.8. Withholding.

(a) The Company shall have the right to withhold from any payments made under the Plan or to collect as a condition of payment, any taxes required by law to be withheld. At any time when a participant is required to pay to the Company an amount required to be withheld under applicable income tax laws in connection with a distribution of Common Stock or upon exercise of an option or SAR or upon vesting of restricted stock, the participant may satisfy this obligation in whole or in part by electing (the “Election”) to have the Company withhold, from the distribution or from such shares of restricted stock, shares of Common Stock having a value up to the minimum amount of withholding taxes required to be collected on the transaction. The value of the shares to be withheld shall be based on the Fair Market Value of the Common Stock on the date that the amount of tax to be withheld shall be determined (“Tax Date”).

(b) Each Election must be made before the Tax Date. The Committee may disapprove of any Election, may suspend or terminate the right to make Elections, or may provide with respect to any Incentive that the right to make Elections shall not apply to such Incentive. An Election is irrevocable.

9.9. No Continued Employment, Engagement or Right to Corporate Assets. No participant under the Plan shall have any right, because of his or her participation, to continue in the employ of the Company or any of its subsidiaries for any period of time or to any right to continue his or her present or any other rate of compensation. Nothing contained in the Plan shall be construed as giving an employee, a consultant, such persons’ beneficiaries or any other person any equity or interests of any kind in the assets of the Company or creating a trust of any kind or a fiduciary relationship of any kind between the Company and any such person.

9.10. Payments Under Incentives. Payment of cash or distribution of any shares of Common Stock to which a participant is entitled under any Incentive shall be made as provided in the Incentive. Except as permitted under Section 9.16, payments and distributions may not be deferred under any Incentive unless the deferral complies with the requirements of Code Section 409A.

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9.11. Amendment of the Plan. The Board of Directors may amend or discontinue the Plan at any time. Nevertheless, no such amendment or discontinuance shall adversely change or impair, without the consent of the recipient, an Incentive previously granted. Further, no such amendment shall, without approval of the shareholders of the Company, (a) increase the maximum number of shares of Common Stock which may be issued to all participants under the Plan, (b) change or expand the types of Incentives that may be granted under the Plan, (c) change the class of persons eligible to receive Incentives under the Plan, or (d) materially increase the benefits accruing to participants under the Plan.

9.12. Amendment of Agreements for Incentives. Except as otherwise provided in this Section 9.12, the terms of an existing Incentive may be amended by agreement between the Committee and the participant. Notwithstanding the foregoing sentence, in the case of a stock option or SAR, except as permitted under Section 9.16, no such amendment shall: (a) extend the term of the Incentive, except as provided in Section 9.4; nor (b) reduce the exercise price per share below the Fair Market Value of the Common Stock on the date the Incentive was granted, unless, in either case, the amendment complies with the requirements of Code Section 409A.

9.13. Sale, Merger, Exchange or Liquidation. Unless otherwise provided in the agreement for an Incentive, in the event of (i) an acquisition of the Company through the sale of all or substantially all of the Company’s assets or (ii) a change in control of at least a majority of the issued and outstanding voting securities of the Company through a merger, exchange, reorganization or liquidation of the Company or a similar event, all as determined by the Committee in its sole discretion (collectively, any of the transactions described in clauses (i) and (ii) are referred to as a “Sale Transaction”), the Committee shall be authorized, in its sole discretion, to take any and all action it deems equitable under the circumstances, including but not limited to any one or more of the following:

(a) providing that the Plan and all Incentives shall terminate and the holders of (i) all outstanding vested options shall receive, in lieu of any shares of Common Stock they would be entitled to receive under such options, such stock, securities or assets, including cash, as would have been paid to such participants if their options had been exercised and such participant had received Common Stock immediately before such Sale Transaction (with appropriate adjustment for the exercise price, if any), (ii) SARs that entitle the participant to receive Common Stock shall receive, in lieu of any shares of Common Stock each participant was entitled to receive as of the date of the Sale Transaction pursuant to the terms of such Incentive, if any, such stock, securities or assets, including cash, as would have been paid to such participant if such Common Stock had been issued to and held by the participant immediately before such Sale Transaction, and (iii) any Incentive under this Agreement which does not entitle the participant to receive Common Stock shall be equitably treated as determined by the Committee;

(b) providing that participants holding outstanding vested Common Stock-based Incentives shall receive, with respect to each share of Common Stock issuable pursuant to such Incentives as of the effective date of any such Sale Transaction, at the determination of the Committee, cash, securities or other property, or any combination thereof, in an amount equal to the excess, if any, of the Fair Market Value of such Common Stock (determined as of any date within ten days before the effective date of such Sale Transaction, which date shall be selected by the Committee) over the option price or other amount owed by a participant, if any, and that such Incentives shall be cancelled, including the cancellation without consideration of all options that have an exercise price below the per share value of the consideration received by the Company in the Sale Transaction; or

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(c) subject to any provisions contained in a particular written agreement evidencing an Incentive, providing that the Plan (or replacement plan) shall continue with respect to Incentives not cancelled or terminated as of the effective date of such Sale Transaction and provide to participants holding such Incentives the right to earn their respective Incentives on the same or a substantially equivalent basis (taking into account the Sale Transaction and the number of shares or other equity issued by such successor entity) with respect to the equity of the entity succeeding the Company by reason of such Sale Transaction.

The Board of Directors may restrict the rights of participants or the applicability of this Section 9.13 to the extent necessary to comply with Section 16(b) of the 1934 Act, the Code or any other applicable law or regulation. The grant of an Incentive award pursuant to the Plan shall not limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, exchange or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

9.14. Definition of Fair Market Value. For purposes of this Plan, the “Fair Market Value” of a share of Common Stock at a specified date shall, unless otherwise expressly provided in this Plan, be the amount which the Committee determines in good faith to be 100% of the fair market value of such a share as of the date in question. Notwithstanding the foregoing:

(a) If such shares are listed on a U.S. securities exchange, then Fair Market Value shall be determined by reference to the last sale price of a share of Common Stock on such U.S. securities exchange on the applicable date. If such U.S. securities exchange is closed for trading on such date, or if the Common Stock does not trade on such date, then the last sale price used shall be the one on the date the Common Stock last traded on such U.S. securities exchange.

(b) If such shares are publicly traded but are not listed on a U.S. securities exchange, then Fair Market Value shall be determined by reference to the trading price of a share of Common Stock on such date (or, if the applicable market is closed on such date, the last date on which the Common Stock was publicly traded), by a method consistently applied by the Committee.

(c) If such shares are not publicly traded, then the Committee’s determination will be based upon a good faith valuation of the Company’s Common Stock as of such date, which shall be based upon such factors as the Committee deems appropriate. The valuation shall be accomplished in a manner that complies with Code Section 409A and shall be consistently applied to Incentives under the Plan.

9.15. Definition of Grant Date. For purposes of this Plan, the “Grant Date” of an Incentive shall be the date on which the Committee approved the award (or, if applicable, the date on which the Company’s Chief Executive Officer exercised discretionary authority under this Plan or otherwise granted by the Committee and approved the award) or, if later, the date on which (a) the participant is no longer able to negotiate the terms of the award and (b) it is expected that the key terms of the award will be communicated within a relatively short period of time.

9.16. Compliance with Code Section 409A. The Plan and the agreement for each Incentive shall be interpreted and administered so as to be exempt from the requirements of Code Section 409A or to comply with such requirements. Notwithstanding the foregoing, Incentives may be awarded or amended in a manner that does not comply with Code Section 409A, but only if and to the extent that the Committee specifically provides in written resolutions that the Incentive or amendment is not intended to comply with Code Section 409A.

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CREATIVE REALITIES, INC.

PROXY FOR SPECIAL MEETING OF SHAREHOLDERS

TUESDAY, AUGUST 7, 2018

9:00 a.m.

13100 Magisterial Drive, Suite 100

Louisville, KY 40223

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, a shareholder of Creative Realities, Inc., hereby appoints Richard Mills and Will Logan, and each of them, as proxies, with full power of substitution and re-substitution, to vote on behalf of the undersigned the number of shares which the undersigned is then entitled to vote at the special meeting of shareholders of the company to be held at 13100 Magisterial Drive, Suite 100, Louisville, KY 40223, on Tuesday, August 7, 2018, at 9:00 a.m., and at any and all adjournments thereof.

see reverse for voting instructions.

PROPOSALS: The Board of Directors recommends a vote FOR Proposals One and Two.

1.	To amend the Articles of Incorporation of the company, as amended, to effect a stock combination (reverse stock split) of the Company’s outstanding common stock on up to a 1-for-40 basis (as ultimately determined by the Board of Directors), and without change to the total number of authorized shares of capital stock of the company

☐ FOR        ☐ AGAINST        ☐ ABSTAIN

2.	To amend the company’s 2014 Stock Incentive Plan to increase the reserve of shares authorized for issuance thereunder

☐ FOR        ☐ AGAINST        ☐ ABSTAIN

The undersigned hereby revokes all previous proxies relating to the shares covered hereby and acknowledges receipt of the Notice and Proxy Statement relating to the annual meeting of shareholders. When properly executed, this proxy will be voted on the proposal set forth herein as directed by the shareholder. The undersigned authorizes the proxies to vote in their discretion upon such other business as may properly come before the meeting.

Dated: ______________________

x

x

(Please sign exactly as name appears at left. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, or in some other fiduciary capacity, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer(s). If a partnership, please sign in partnership name by authorized person(s).)